UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  -  July 14, 2003

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099
(Address of principal executive offices)

Registrant’s telephone number, including area code: (612) 376-3000

ITEM 5 - OTHER EVENTS

Bemis, UPM-Kymmene terminate purchase and sale agreement for pressure sensitive materials business segment.

On August 21, 2002, Bemis Company, Inc. (the Company) announced that it had signed a definitive agreement to sell its pressure sensitive materials business, known as Morgan Adhesives Company (MACtac), to UPM-Kymmene.  On April 15, 2003, the U.S. Department of Justice filed a complaint seeking an injunction to block the transaction.  In an opinion released July 25, 2003, in the U.S. District Court for the Northern District of Illinois, the U.S. Department of Justice was granted an injunction to block the transaction.  The companies do not plan to appeal the court decision.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

C.  Exhibits

99.1                           Press Release dated July 25, 2003.

99.2                           Notice of blackout period to Bemis plan participants dated July 16, 2003.

ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On July 14, 2003, Bemis Company, Inc. received notice of a blackout period, from August 20, 2003 to August 27, 2003, relative to the Bemis Investment Incentive Plan, the Bemis 401(k) Plan, and Bemis Defined Contribution Plan for Hourly Employees.  During the blackout period, participants will be unable to direct or diversify investments, obtain a loan from the Bemis Investment Incentive Plan, or obtain a distribution from the plans.  A copy of the notice that was sent to all Bemis plan participants is attached as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President, Chief Financial Officer and Treasurer	Stanley A. Jaffy, Vice President and Controller

Date	July 30, 2003	Date	July 30, 2003